AMENDMENT TO SECURITIES LENDING AGREEMENT

AMENDMENT (“Amendment”), effective as of September  19, 2008, to the Securities Lending Agreement ("Agreement"), amended and restated as of August 11, 2005 between the Bank and JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., JPMorgan Investment Trust (now known as JPMorgan Insurance Trust), and J.P. Morgan Mutual Fund Investment Trust on behalf of certain JPMorgan Funds, (each a "Lender") with each having its principal place of business at 245 Park Avenue New York, NY 10017 , and JPMorgan Chase Bank N.A. ("Bank"), having its principal place of business at 270 Park Avenue, New York, New York 10017-2070.

It is hereby agreed as follows:

1.

Existing Exhibit A to the Agreement (Participating Funds) is hereby deleted in its entirety and the version of Exhibit A as attached hereto is hereby substituted in lieu thereof.  Substituted Exhibit A shall be effective as of September 19, 2008 and shall replace all prior Exhibit As including the Exhibit A attached to the Amendment to Securities Lending Agreement effective September 2, 2008.

2.

Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

3.

All references to the Agreement, Exhibit A thereto in the Agreement or any other document executed or delivered in connection therewith shall, from and after the effective date of this Amendment, be deemed to be references to the Agreement, as amended hereby, unless the context expressly requires otherwise.

4.

This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

5.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereunder.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above-written.

JPMORGAN CHASE BANK, N.A.

By     /s/ John Gaudioso

    Name:  John Gaudioso

    Title:    Executive Director

JPMorgan Trust I

By     /s/ Robert L. Young

Name:  Robert L. Young

Title:  Senior Vice President

JPMorgan Trust II

By     /s/ Robert L. Young

Name: Robert L. Young

      Title:  Senior Vice President

J.P. Morgan Fleming Mutual Fund Group, Inc.

By     /s/ Robert L. Young

Name:  Robert L. Young

      Title:  Senior Vice President

J.P. Morgan Mutual Fund Investment Trust

By     /s/ Robert L. Young

Name:  Robert L. Young

      Title:  Senior Vice President

JPMorgan Insurance Trust

By     /s/ Robert L. Young

Name:  Robert L. Young

      Title:  Senior Vice President

Exhibit A

As amended September 19, 2008

Participating Funds

JPMorgan Trust I

Name of Investment Advisor:  J.P. Morgan Investment Management Inc.

JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan Asia Equity Fund

JPMorgan Capital Growth Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Diversified Fund

JPMorgan International Equity Fund

JPMorgan Intrepid European Fund

JPMorgan Intrepid International Fund

JPMorgan Intrepid Japan Fund

JPMorgan International Opportunities Fund

JPMorgan International Realty Fund

JPMorgan International Value Fund

JPMorgan Small Cap Core Fund

JPMorgan Small Cap Equity Fund

JPMorgan Trust II

Name of Investment Advisor:  JPMorgan Investment Advisors Inc.

JPMorgan Core Bond Fund

JPMorgan Core Plus Bond

JPMorgan Intermediate Bond Fund

JPMorgan Short Duration Bond Fund

JPMorgan Mortgage-Backed Securities Fund

JPMorgan Government Bond Fund

JPMorgan Treasury & Agency Fund

JPMorgan U.S. Government Money Market Fund

JPMorgan Liquid Assets Money Market Fund

JPMorgan Intrepid Mid Cap Fund

JPMorgan Equity Index Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Market Expansion Index Fund

JPMorgan Diversified Mid Cap Growth Fund

JPMorgan Diversified Mid Cap Value Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

Name of Investment Advisor:  J.P. Morgan Investment Management Inc.

JPMorgan International Equity Index Fund

J.P. Morgan Fleming Mutual Fund Group, Inc.

Name of Investment Advisor:  J.P. Morgan Investment Management Inc.

JPMorgan Mid Cap Value Fund

JPMorgan Insurance Trust (formerly known as JPMorgan Investment Trust)

Name of Investment Advisor:  JPMorgan Investment Advisors Inc.

JPMorgan Insurance Trust Bond Portfolio

JPMorgan Insurance Trust Government Bond Portfolio

JPMorgan Insurance Trust Balanced Portfolio

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio

Effective on the date that The Goldman Sachs Trust Company doing business as Goldman Sachs Agency Lending becomes lending agent for the following Funds, the securities lending agreement will terminate with respect to the following Funds:

JPMorgan Trust I

JPMorgan Capital Growth Fund

JPMorgan Small Cap Core Fund

JPMorgan Small Cap Equity Fund

JPMorgan Trust II

JPMorgan Diversified Mid Cap Growth Fund

JPMorgan Diversified Mid Cap Value Fund

JPMorgan Equity Index Fund

JPMorgan Intrepid Mid Cap Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Market Expansion Index Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

J.P. Morgan Fleming Mutual Fund Group, Inc.

JPMorgan Mid Cap Value Fund

JPMorgan Insurance Trust

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio